Exhibit 23.0

Consent of Independent Auditors

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Number 333-63746 (dated June 25, 2001 on Form S-8), Registration Statement Number 333-76881 (dated April 23, 1999 on Form S-8) and Registration Statement Number 333-92007 (dated December 2, 1999 on Form S-8) of our report dated January 21, 2004, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 2003.

/s/ WOLF & COMPANY, P.C.

Boston, Massachusetts
March 15, 2004